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                                                                EXHIBIT 3.1

                            AMENDMENT TO BYLAWS OF

                            FIN SPORTS U.S.A., INC.


          The following amendment to the Bylaws of Fin Sports U.S.A., Inc., a Nevada corporation (the "Company"), was adopted by the unanimous consent of the Board of Directors of the Company as of November 3, 1999:

          Section 2.11  Written Action by the Consent of Shareholders.  Any
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          action required to be taken at a special or annual meeting of the stockholders may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the outstanding voting securities of the subject class of securities, in accordance with Section 78.320 of the Nevada Revised Statutes.

          I, Kent Faulkner, Secretary of the Company, do hereby certify that the foregoing Amendment to Bylaws of Fin Sports U.S.A., Inc. was duly adopted by resolution of the Board of Directors effective as of the 3rd day of November, 1999.

                                      /s/
                                      _______________________________________
                                      Kent Faulkner